Exhibit 99.1

Genesee & Wyoming Reports Results for the First Quarter of 2015

DARIEN, Conn.--(BUSINESS WIRE)--May 1, 2015--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

First Quarter Highlights

  Completed the acquisition of London-based Freightliner Group Limited (Freightliner) on March 25, 2015.
  Total operating revenues increased 5.5% to $397.0 million from $376.3 million, including $15.1 million of revenues from Freightliner for the last five days in March and $21.9 million of revenues from Rapid City, Pierre & Eastern Railroad, Inc. (RCP&E) and Pinsly Arkansas.
  Same railroad revenue, excluding the $13.4 million impact of foreign currency depreciation, declined 0.8%, primarily due to weakness in iron ore, utility coal and steel shipments.
  Adjusted income from operations increased 15.2% to $86.7 million; Reported income from operations decreased 3.0% to $72.6 million, primarily due to $12.6 million of expense related to the Freightliner acquisition. (1)
  Adjusted diluted earnings per common share (EPS) increased 18.6% to $0.83; Reported diluted EPS decreased 40.0% to $0.42, primarily due to $0.39 per common share of expense related to the Freightliner acquisition. (1)

Jack Hellmann, President and CEO of G&W, commented, “Our adjusted diluted earnings per common share increased 18.6% in the first quarter of 2015, or 23.9% excluding the impact of foreign currency. However, our results were weaker than our expectations for two principal reasons. First, severe winter weather, although not as challenging as last year, adversely impacted revenues and expense at several of our railroads, particularly in the Northeast United States. Second, we experienced a sharp decline in shipments of certain commodity groups in North America starting in mid-February, including coal (volume down 8% in the first quarter) and metals, primarily steel (volume down 18% in the first quarter). Meanwhile, our Australian operations performed well in a difficult business environment, as effective cost management helped mitigate revenue losses from the closure of customer iron ore mines.” (1)

“Looking ahead to the remainder of 2015, our business outlook varies by geography. In North America, overall economic activity is stable, although we expect continued weakness in utility coal, steel and scrap and certain shale-energy related shipments for the foreseeable future. In Australia, business conditions remain challenging, and, as previously disclosed, we expect our business to weaken due to the impact of customer mine closures. In the United Kingdom/Europe, we are focused on the successful integration of Freightliner and anticipate a strong financial contribution for the remainder of the year. Finally, with approximately $480 million of capacity currently available under our revolving credit facility, we continue to evaluate potential investment and acquisition opportunities worldwide.”

Financial Results

G&W reported net income in the first quarter of 2015 of $23.9 million, compared with net income of $40.0 million in the first quarter of 2014. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W’s adjusted net income in the first quarter of 2015 was $47.3 million, compared with adjusted net income of $40.2 million in the first quarter of 2014. (1)

G&W’s reported diluted EPS in the first quarter of 2015 were $0.42 with 57.1 million weighted average shares outstanding, compared with reported diluted EPS in the first quarter of 2014 of $0.70 with 56.9 million weighted average shares outstanding. G&W’s adjusted diluted EPS in the first quarter of 2015 were $0.83 with 57.1 million weighted average shares outstanding, compared with adjusted diluted EPS in the first quarter of 2014 of $0.70 with 56.9 million weighted average shares outstanding. (1)

G&W’s effective income tax rate was 41.4% in the first quarter of 2015, compared with 36.4% in the first quarter of 2014. The higher effective income tax rate was driven primarily by limitations on the tax deductibility of a portion of the Freightliner acquisition costs.

Items Affecting Comparability

In the first quarter of 2015 and 2014, G&W’s results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

	Income/(Loss) Before Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended March 31, 2015
Loss on settlement of Freightliner acquisition-related foreign currency forward purchase contracts	$(18.7)	$(11.6)	$(0.20)
Freightliner acquisition-related costs	$(12.6)	$(9.5)	$(0.17)
Credit facility refinancing-related costs	$(2.0)	$(1.3)	$(0.02)
Australian severance costs	$(1.7)	$(1.2)	$(0.02)
Net gain on sale of assets	$0.3	$0.2	$—

Three Months Ended March 31, 2014
Business development and related costs	$(1.2)	$(0.7)	$(0.01)
Net gain on sale of assets	$0.8	$0.5	$0.01

In the first quarter of 2015, G&W’s results included Freightliner acquisition and related financing expenses of $33.3 million, including an $18.7 million loss on the settlement of foreign currency forward purchase contracts, $12.6 million of acquisition-related costs and a non-cash write-off of deferred financing fees of $2.0 million associated with the refinancing of G&W’s credit facility. G&W’s results also included Australian severance costs of $1.7 million and net gain on sale of assets of $0.3 million. G&W’s first quarter of 2014 results included business development and related costs of $1.2 million and net gain on sale of assets of $0.8 million.

First Quarter Results

In the first quarter of 2015, G&W’s total operating revenues increased $20.8 million, or 5.5%, to $397.0 million, compared with $376.3 million in the first quarter of 2014. The increase included $37.0 million in revenues from new operations, including Freightliner, RCP&E and Pinsly Arkansas. These revenue increases were partially offset by a $13.4 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar. Excluding the net impact from foreign currency depreciation, G&W’s same railroad operating revenues, which exclude new operations, decreased $2.8 million, or 0.8%.

G&W’s same railroad freight revenues in the first quarter of 2015 were $270.4 million, compared with $287.7 million in the first quarter of 2014. Excluding a $9.5 million decrease from the net impact of foreign currency depreciation, G&W’s same railroad freight revenues decreased by $7.9 million, or 2.8%, primarily due to declines in iron ore, utility coal and steel shipments.

G&W’s same railroad non-freight revenues in the first quarter of 2015 were $89.7 million, compared with $88.5 million in the first quarter of 2014. Excluding a $3.9 million decrease from the net impact of foreign currency depreciation, G&W’s same railroad non-freight revenues increased by $5.1 million, or 6.0%, primarily due to an increase in railcar switching revenues.

G&W’s traffic in the first quarter of 2015 increased 9,358 carloads, or 2.0%, to 476,737 carloads. Excluding 24,569 carloads from new operations, same railroad traffic in the first quarter of 2015 decreased 15,211 carloads, or 3.3%. The same railroad traffic decrease was principally due to decreases of 7,324 carloads of metals traffic (primarily in the Southern and Northeast regions), 6,691 carloads of coal and coke (primarily in the Central Region), 2,180 carloads of waste traffic (primarily in the Ohio Valley and Pacific regions), 1,874 carloads of agricultural products traffic (primarily in the Australia Region), partially offset by a 4,414 carload increase in minerals and stone traffic. All remaining traffic decreased by a net 1,556 carloads.

G&W’s income from operations in the first quarter of 2015 was $72.6 million, compared with $74.9 million in the first quarter of 2014. G&W’s operating ratio in the first quarter of 2015 was 81.7%, compared with an operating ratio of 80.1% in the first quarter of 2014. Income from operations in the first quarter of 2015 included Freightliner acquisition-related costs of $12.6 million and Australian severance costs of $1.7 million, partially offset by net gain on sale of assets of $0.3 million. Income from operations in the first quarter of 2014 included business development and related costs of $1.2 million, partially offset by net gain on sale of assets of $0.8 million. Excluding these items, G&W’s adjusted income from operations increased $11.4 million, or 15.2%, to $86.7 million in the first quarter of 2015, and G&W’s adjusted operating ratio improved 1.8 percentage points to 78.2% in the first quarter of 2015, compared with 80.0% in the first quarter of 2014. (1)

Free Cash Flow (1)

G&W’s free cash flow for the three months ended March 31, 2015 and 2014 was as follows (in millions):

	Three Months Ended
	March 31,
	2015	2014
Net cash provided by operating activities	$84.0	$71.7
Net cash used in investing activities, excluding new business investments	(777.3)	(39.0)
Add back: net cash used for acquisitions (a)	742.6	—
Free cash flow before new business investments	49.3	32.6
New business investments	(12.7)	(17.9)
Free cash flow (1)	$36.6	$14.7

(a) The 2015 period consisted of net cash used for the acquisition of Freightliner and Pinsly Arkansas.

Overview of Freightliner

Headquartered in London, England, Freightliner is an international freight rail operator with operations in the United Kingdom (U.K.), Poland, Germany, the Netherlands and Australia. Freightliner's principal business is located in the U.K. where it is the second largest freight rail operator, providing intermodal and heavy haul service throughout England, Scotland and Wales. Freightliner operates in open access rail freight markets and therefore has limited ownership of track assets. Its fleet of primarily leased equipment includes approximately 250 standard gauge locomotives (mostly diesel-electric) as well as 5,500 wagons. Freightliner employs over 2,500 people worldwide.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the first quarter of 2015 will be held on Friday, May 1, 2015, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1096; outside the U.S. is (612) 332-0802, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on May 1, 2015, by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 345264.

About G&W

Inclusive of Freightliner, G&W owns or leases 120 freight railroads worldwide that are organized in 11 operating regions with 7,700 employees and more than 2,500 customers.

  G&W’s nine North American regions serve 41 U.S. states and four Canadian provinces and include 113 short line and regional freight railroads with more than 13,000 track-miles.
  G&W’s Australia Region provides rail freight services in New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line.
  G&W’s U.K./Europe Region is led by Freightliner, the U.K.’s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany and cross-border intermodal services connecting Northern European seaports with key industrial regions throughout the continent.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2014 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1. Adjusted income from operations, adjusted operating ratio, adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
OPERATING REVENUES	$397,030	$376,279
OPERATING EXPENSES	324,410	301,404
INCOME FROM OPERATIONS	72,620	74,875
INTEREST INCOME	26	1,034
INTEREST EXPENSE	(13,508)	(13,641)
LOSS ON SETTLEMENT OF FOREIGN CURRENCY FORWARD PURCHASE CONTRACTS	(18,686)	—
OTHER INCOME, NET	314	636
INCOME BEFORE INCOME TAXES	40,766	62,904
PROVISION FOR INCOME TAXES	(16,862)	(22,900)
NET INCOME	$23,904	$40,004
BASIC EARNINGS PER COMMON SHARE	$0.43	$0.73
WEIGHTED AVERAGE SHARES - BASIC	55,826	54,841
DILUTED EARNINGS PER COMMON SHARE	$0.42	$0.70
WEIGHTED AVERAGE SHARES - DILUTED	57,121	56,905

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2015 AND DECEMBER 31, 2014
(in thousands)
(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$112,420	$59,727
Accounts receivable, net	394,132	357,278
Materials and supplies	43,183	30,251
Prepaid expenses and other	51,294	24,176
Deferred income tax assets, net	76,721	76,994
Total current assets	677,750	548,426
PROPERTY AND EQUIPMENT, net	4,014,856	3,788,482
GOODWILL	907,440	628,815
INTANGIBLE ASSETS, net	1,112,740	587,663
DEFERRED INCOME TAX ASSETS, net	2,205	2,500
OTHER ASSETS, net	42,634	39,867
Total assets	$6,757,625	$5,595,753
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$35,963	$67,398
Accounts payable	318,219	290,746
Accrued expenses	153,762	106,094
Total current liabilities	507,944	464,238
LONG-TERM DEBT, less current portion	2,410,340	1,548,051
DEFERRED INCOME TAX LIABILITIES, net	1,096,457	908,852
DEFERRED ITEMS - grants from outside parties	276,950	279,286
OTHER LONG-TERM LIABILITIES	132,414	37,346
TOTAL EQUITY	2,333,520	2,357,980
Total liabilities and equity	$6,757,625	$5,595,753

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,904	$39,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,813	37,641
Stock-based compensation	3,881	3,314
Excess tax benefits from share-based compensation	(834)	(3,580)
Deferred income taxes	10,236	16,118
Net gain on sale of assets	(317)	(838)
Loss on settlement of foreign currency forward purchase contracts	18,686	—
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	20,547	(8,559)
Materials and supplies	543	131
Prepaid expenses and other	(3,410)	2,181
Accounts payable and accrued expenses	(32,133)	(15,582)
Other assets and liabilities, net	1,078	1,200
Net cash provided by operating activities	83,994	71,660
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(66,267)	(71,618)
Grant proceeds from outside parties	16,369	12,800
Cash paid for acquisitions, net of cash acquired	(723,944)	—
Net payment from settlement of foreign currency forward purchase contracts related to an acquisition	(18,686)	—
Insurance proceeds for the replacement of assets	1,421	300
Proceeds from disposition of property and equipment	1,082	1,555
Net cash used in investing activities	(790,025)	(56,963)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(125,307)	(96,287)
Proceeds from issuance of long-term debt	892,805	46,546
Debt amendment/issuance costs	(5,933)	—
Proceeds from employee stock purchases	2,727	4,647
Excess tax benefits from share-based compensation	834	3,580
Treasury stock acquisitions	(2,847)	(3,374)
Net cash provided by/(used in) financing activities	762,279	(44,888)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,555)	(498)
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	52,693	(30,689)
CASH AND CASH EQUIVALENTS, beginning of period	59,727	62,876
CASH AND CASH EQUIVALENTS, end of period	$112,420	$32,187

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2015		2014
	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$289,388	72.9%	$287,734	76.5%
Non-freight	92,507	23.3%	88,545	23.5%
Freightliner revenues (5 days)	15,135	3.8%	—	—%
Total revenues	$397,030	100.0%	$376,279	100.0%

Operating expenses:
Labor and benefits	$128,550	32.4%	$116,676	30.9%
Equipment rents	20,317	5.1%	19,075	5.1%
Purchased services	19,731	5.0%	27,816	7.4%
Depreciation and amortization	41,813	10.5%	37,641	10.0%
Diesel fuel used in operations	28,051	7.1%	41,935	11.1%
Casualties and insurance	8,369	2.1%	9,633	2.6%
Materials	18,463	4.7%	16,168	4.3%
Trackage rights	12,082	3.0%	12,266	3.3%
Net gain on sale of assets	(317)	(0.1)%	(838)	(0.2)%
Other expenses	33,352	8.4%	21,032	5.6%
Freightliner operating expenses (5 days)	13,999	3.5%	—	—%
Total operating expenses	$324,410	81.7%	$301,404	80.1%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended March 31, 2015	North American & European Operations		Australian Operations		Freightliner		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$243,030	75.3%	$46,358	78.4%	$—	—%	$289,388	72.9%
Non-freight	79,714	24.7%	12,793	21.6%	—	—%	92,507	23.3%
Freightliner revenues (5 days)	—	—%	—	—%	15,135	100.0%	15,135	3.8%
Total revenues	322,744	100.0%	59,151	100.0%	15,135	100.0%	397,030	100.0%
Operating expenses:
Labor and benefits	111,452	34.5%	17,098	28.9%	—	—%	128,550	32.4%
Equipment rents	18,383	5.8%	1,934	3.2%	—	—%	20,317	5.1%
Purchased services	14,732	4.6%	4,999	8.4%	—	—%	19,731	5.0%
Depreciation and amortization	35,651	11.0%	6,162	10.4%	—	—%	41,813	10.5%
Diesel fuel used in operations	24,468	7.6%	3,583	6.1%	—	—%	28,051	7.1%
Casualties and insurance	6,528	2.0%	1,841	3.1%	—	—%	8,369	2.1%
Materials	16,241	5.0%	2,222	3.8%	—	—%	18,463	4.7%
Trackage rights	7,202	2.2%	4,880	8.3%	—	—%	12,082	3.0%
Net gain on sale of assets	(311)	(0.1)%	(6)	—%	—	—%	(317)	(0.1)%
Other expenses	31,502	9.8%	1,850	3.1%	—	—%	33,352	8.4%
Freightliner operating expenses (5 days)	—	—%	—	—%	13,999	92.5%	13,999	3.5%
Total operating expenses	265,848	82.4%	44,563	75.3%	13,999	92.5%	324,410	81.7%
Income from operations	$56,896		$14,588		$1,136		$72,620
Carloads	422,713		54,024		—		476,737
Net expenditures for additions to property & equipment	$45,283		$4,615		$—		$49,898

Three Months Ended March 31, 2014	North American & European Operations		Australian Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues:
Freight	$228,987	76.3%	$58,747	77.0%	$287,734	76.5%
Non-freight	71,000	23.7%	17,545	23.0%	88,545	23.5%
Total revenues	299,987	100.0%	76,292	100.0%	376,279	100.0%
Operating expenses:
Labor and benefits	100,541	33.5%	16,135	21.2%	116,676	30.9%
Equipment rents	16,772	5.6%	2,303	3.0%	19,075	5.1%
Purchased services	15,624	5.1%	12,192	16.0%	27,816	7.4%
Depreciation and amortization	30,579	10.2%	7,062	9.3%	37,641	10.0%
Diesel fuel used in operations	34,734	11.6%	7,201	9.4%	41,935	11.1%
Casualties and insurance	7,132	2.4%	2,501	3.3%	9,633	2.6%
Materials	15,511	5.1%	657	0.9%	16,168	4.3%
Trackage rights	6,757	2.3%	5,509	7.2%	12,266	3.3%
Net gain on sale of assets	(720)	(0.2)%	(118)	(0.2)%	(838)	(0.2)%
Other expenses	17,367	5.8%	3,665	4.8%	21,032	5.6%
Total operating expenses	244,297	81.4%	57,107	74.9%	301,404	80.1%
Income from operations	$55,690		$19,185		$74,875
Carloads	409,537		57,842		467,379
Net expenditures for additions to property & equipment	$53,985		$4,833		$58,818

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended March 31, 2015	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$34,377	58,337	$589	$6,768	14,596	$464	$41,145	72,933	$564
Autos & Auto Parts	4,624	7,223	640	—	—	—	4,624	7,223	640
Chemicals & Plastics	35,885	46,043	779	—	—	—	35,885	46,043	779
Coal & Coke	26,968	79,612	339	—	—	—	26,968	79,612	339
Food & Kindred Products	9,243	15,888	582	—	—	—	9,243	15,888	582
Intermodal *	—	—	—	17,243	14,349	1,202	17,243	14,349	1,202
Lumber & Forest Products	19,497	32,589	598	—	—	—	19,497	32,589	598
Metallic Ores **	5,211	6,365	819	20,115	10,746	1,872	25,326	17,111	1,480
Metals	26,398	34,589	763	—	—	—	26,398	34,589	763
Minerals & Stone	27,477	47,384	580	1,949	14,270	137	29,426	61,654	477
Petroleum Products	17,858	27,057	660	283	63	4,492	18,141	27,120	669
Pulp & Paper	27,422	42,765	641	—	—	—	27,422	42,765	641
Waste	3,295	7,293	452	—	—	—	3,295	7,293	452
Other	4,775	17,568	272	—	—	—	4,775	17,568	272
Totals	$243,030	422,713	$575	$46,358	54,024	$858	$289,388	476,737	$607

Three Months Ended March 31, 2014	North American & European Operations			Australian Operations			Total Operations
Commodity Group	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload	Freight Revenues	Carloads	Average Revenues Per Carload
Agricultural Products	$25,902	48,055	$539	$9,765	16,979	$575	$35,667	65,034	$548
Autos & Auto Parts	5,458	7,736	706	—	—	—	5,458	7,736	706
Chemicals & Plastics	32,749	40,272	813	—	—	—	32,749	40,272	813
Coal & Coke	31,250	86,303	362	—	—	—	31,250	86,303	362
Food & Kindred Products	8,061	13,847	582	—	—	—	8,061	13,847	582
Intermodal *	102	879	116	21,371	14,712	1,453	21,473	15,591	1,377
Lumber & Forest Products	19,179	32,547	589	—	—	—	19,179	32,547	589
Metallic Ores **	4,494	5,579	806	25,179	13,295	1,894	29,673	18,874	1,572
Metals	29,582	41,329	716	—	—	—	29,582	41,329	716
Minerals & Stone	19,520	36,240	539	2,140	12,797	167	21,660	49,037	442
Petroleum Products	16,294	27,776	587	292	59	4,949	16,586	27,835	596
Pulp & Paper	27,662	42,211	655	—	—	—	27,662	42,211	655
Waste	4,333	9,446	459	—	—	—	4,333	9,446	459
Other	4,401	17,317	254	—	—	—	4,401	17,317	254
Totals	$228,987	409,537	$559	$58,747	57,842	$1,016	$287,734	467,379	$616

* Represents intermodal units

** Includes carload and intermodal units

Non-GAAP Financial Measures

This earnings release contains references to adjusted income from operations, adjusted operating ratio, adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except percentages and per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Income from Operations and Adjusted Operating Ratio

	Three Months Ended
	March 31,
	2015	2014
Operating revenues	$397.0	$376.3
Operating expenses	324.4	301.4
Income from operations (a)	$72.6	$74.9
Operating ratio (b)	81.7%	80.1%

Operating expenses	$324.4	$301.4
Freightliner acquisition-related costs	(12.6)	—
Business development and related costs	—	(1.2)
Australian severance costs	(1.7)	—
Net gain on sale of assets	0.3	0.8
Adjusted operating expenses	$310.4	$301.1

Adjusted income from operations	$86.7	$75.2
Adjusted operating ratio	78.2%	80.0%

(a) Income from operations is calculated as operating revenues less operating expenses.

(b) Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended March 31, 2015	Net Income	Diluted Earnings/(Loss) Per Common Share
As reported	$23.9	$0.42
Add back certain items, net of tax:
Loss on settlement of Freightliner acquisition-related foreign currency forward purchase contracts	11.6	0.20
Freightliner acquisition-related costs	9.5	0.17
Credit facility refinancing-related costs	1.3	0.02
Australian severance costs	1.2	0.02
Net gain on sale of assets	(0.2)	—
As adjusted	$47.3	$0.83

Three Months Ended March 31, 2014	Net Income	Diluted Earnings/(Loss) Per Common Share
As reported	$40.0	$0.70
Add back certain items, net of tax:
Business development and related costs	0.7	0.01
Net gain on sale of assets	(0.5)	(0.01)
As adjusted	$40.2	$0.70
Foreign exchange		(0.03)
As adjusted excluding foreign exchange		$0.67

Free Cash Flow

	Three Months Ended
	March 31,
	2015	2014
Net cash provided by operating activities	$84.0	$71.7
Net cash used in investing activities	(790.0)	(57.0)
Net cash used for acquisitions	742.6	—
Free cash flow	$36.6	$14.7
New business investments	12.7	17.9
Free cash flow before new business investments	$49.3	$32.6

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com